Exhibit 10.37
UNIT OPTION AWARD
PURSUANT TO THE GLOBAL WATER RESOURCES, LLC
2008 UNIT OPTION PLAN
     THIS AWARD is made as of the Grant Date by Global Water Resources, LLC (the “Company”) to Cindy M. Liles (the “Optionee”).
     Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee an option to purchase common limited liability company interests (“Common Units”) of the Company (the “Option”), as described below.
A.	Grant Date: June 24, 2008.

B.	Type of Option: Nonqualified Option to purchase Common Units.

C.	Plan under which granted: Global Water Resources, LLC 2008 Unit Option Plan (the “Plan”).

D.	Option Units: All or any part of Fifty (50) Common Units, subject to adjustment as provided in the attached Terms and Conditions. “Option Units,” as used herein, refers to the Common Units subject to, and prior to their issuance under, the Option.

E.	Exercise Price: $7,500.00 per Common Unit, subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price is, in the judgment of the Committee, not less than 100% of the Fair Market Value of a Unit on the Grant Date.

F.	Option Period: The vested portion of the Option may be exercised only during the Option Period which commences on the Grant Date and ends on the earliest of:
(i)	The tenth (10th) anniversary of the Grant Date;

(ii)	Thirty (30) days following the date the Optionee ceases to be an employee of the Company or an Affiliate except due to death, Disability or an involuntary termination of employment for Cause;

(iii)	The day before the date the Optionee ceases to be an employee of the Company due to an involuntary termination of employment for Cause,

(iv)	One (1) year following the date the Optionee ceases to be an employee of the Company due to death or Disability;
provided, however, that the Option may be exercised as to no more than the vested Option Shares determined pursuant to the Vesting Schedule. Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.	Vesting Schedule: The Option shall become vested in accordance with the vesting schedule attached hereto as Exhibit 2. Any portion of the Option which is not vested as of the date the Optionee ceases to be an employee of the Company or an Affiliate shall be forfeited.

H.	Restrictions on Transfer: Common Units acquired pursuant to the Option are nontransferable except as provided in the Operating Agreement.
     IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

GLOBAL WATER RESOURCES, LLC
By:	/s/ Trevor T. Hill
Title: PRESIDENT & CEO

     By signing below, the Optionee hereby accepts the Award and agrees to the Terms and Conditions attached hereto and also agrees that this Award and the accompanying terms and conditions hereby supersede any prior oral or written commitment (if any) that the Company has made to the Optionee with respect to the grant of an option to acquire an equity interest in the Company.

/s/ Cindy M. Liles
Optionee

2

TERMS AND CONDITIONS
TO THE
UNIT OPTION AWARD
PURSUANT TO THE GLOBAL WATER RESOURCES, LLC
2008 UNIT OPTION PLAN
     1. Exercise of Option. Subject to the provisions provided herein or in the Award which is made pursuant to the Global Water Resources, LLC 2008 Unit Option Plan:
     (a) the Option may be exercised with respect to all or any portion of the vested Option Units at any time during the Option Period by the Optionee’s delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company; (ii) payment to the Company of the Exercise Price multiplied by the number of Option Units being purchased (the “Purchase Price”) in the manner provided in subsection (b); (iii) payment to the Company of the full amount of the tax withholding as required in subsection (c); and (iv) execution of the Operating Agreement or any supplemental common unitholders agreement as required by Subsection (d) below.
     (b) The Purchase Price shall be paid in full upon the Optionee’s delivery of written notice of exercise and no Option Units shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Units purchased pursuant to the exercise of an Option shall be made in:
     (i) cash or certified check; or
     (ii) at any time during which the Units are traded by brokers, by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Units with respect to which the Option is exercised.
     (c) The Company will notify the Optionee following the receipt of the Optionee’s written notice of exercise of the amount of the federal, state, and local tax withholding obligations imposed by reason of the exercise of the Option. The Optionee will pay to the Company the full amount of the withholding obligation in cash within five (5) days following the date of the Company’s notice.
     (d) As a condition to the Company’s issuance of the Option Units, the Optionee shall be required to execute the Operating Agreement by such date as may be required by the Company, and may be required to execute any supplemental common unitholders agreement to which unitholders of the Company are parties at such time.
     (e) Following the Optionee’s execution of the Operating Agreement, and any other supplemental common unitholders agreement, the Company shall issue to the Optionee the Option Units purchased pursuant to the exercise.

2. Rights as Member.
     (a) The Optionee shall not be considered a Member under the Operating Agreement or the Delaware Limited Liability Company Act with respect to any Option Units until the Option Units are issued in the Optionee’s name. Thus, the Optionee shall have no rights with respect to any Option Units, and except to the extent Optionee is already a Member, no right to require any information or an accounting of any Company transactions, to inspect the Company books and records and to otherwise participate in the management of the business and the affairs of the Company as a Member. The Company shall make no adjustment for any or distributions or other rights on or with respect to Option Units prior to the date that the Option Units are issued in the Optionee’s name, except as the Plan or the attached Award otherwise provides.
     (b) With respect to Option Units, the Optionee shall be considered the owner of the underlying Common Units and a partner for income tax purposes as of the date the Option Units are issued in the Optionee’s name. As the owner and a partner for income tax purposes, the Optionee shall share in the allocations of profits and losses (and items thereof) in accordance with the terms of the Operating Agreement. The Optionee shall be bound by the Operating Agreement and any other supplemental common unitholders agreement, and all Option Units and Common Units which are issued upon exercise of the Option (even if following termination of employment or death of the Optionee) shall be subject to the provisions of such agreements. Upon an exercise of this Option and the issuance of the Common Units, the Company shall reallocate or shift capital account balances and/or make a special allocation of Company profits such that the capital account of the Optionee when expressed as a percentage of total capital account balances of all Members and economic interest owners of the Company will equal such Optionee’s ownership interest percentage, as determined under the Operating Agreement immediately after the exercise of the Option.
     (c) The Optionee’s rights as an owner of the Common Units shall be governed by the Operating Agreement and any other supplemental common unitholders agreement executed by the Optionee.
     3. Restriction on Transfer of Option. Except as otherwise expressly permitted by the Committee in writing, the Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of her Disability, by her personal representative) and after the Optionee’s death, only by the Optionee’s legatee or the executor of her estate.
     4. Changes in Capitalization.
     (a) The number of Option Units and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of outstanding equity interests of the Company that causes the per share value of the Common Units underlying the Option to change, such as a unit dividend, unit split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).
     (b) In the event of a merger, consolidation, extraordinary distribution, reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for the Company’s equity interests, or a Change in Control Transaction, that in each case is not an “Equity Restructuring,” the Committee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Units over the aggregate Exercise Price of the Option Shares. Any determination made by the Committee pursuant to this Section 4(b) will be final and binding on the Optionee. Any action taken by the Committee need not treat all optionees equally.
     (c) The existence of the Plan and the Option granted pursuant to this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Units or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.
     5. Special Limitation on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the Common Units covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of Common Units thereunder, the delivery of any or all Common Units pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Units being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.
     6. Legend on Certificates. Certificates (if any) evidencing the Common Units, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.
     7. Governing Laws. This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, the Option may not be exercised except in compliance with exemptions available under applicable state securities laws of the state in which the Optionee resides and/or any other applicable securities laws.
     8. Successors. This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Optionee and the Company.
     9. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.
     10. Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
     11. Entire Agreement. Subject to the terms and conditions of the Plan, the Award and the Terms and Conditions and the Operating Agreement express the entire understanding of the parties with respect to the Option.
     12. Violation. Except as provided in Section 3, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.
     13. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions.
     14. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
     15. No Right to Continued Service. Neither the establishment of the Plan nor the award of Option Units hereunder shall be construed as giving the Optionee the right to continued service as an employee of the Company or in any other capacity.
     16. Definitions. Capitalized terms used, but not defined, in either the Award or the Terms and Conditions shall be given the meaning ascribed to them in the Plan. As used in these Terms and Conditions and the Award:
     (a) “Cause” has the same meaning as the term, or any substantially similar term, is defined in the employment or other services agreement between the Optionee and the Company or an Affiliate that is in effect at the date that an action constituting “Cause” occurs, or if no such definition or agreement exists, “Cause” means (i) failure (other than such failure resulting from Disability) by the Optionee to substantially perform her duties with the Company or an Affiliate; (ii) conduct by the Optionee that amounts to fraud, dishonesty, disloyalty or willful misconduct in the performance of the Optionee’s duties and responsibilities; (iii) the Optionee being arrested for, charged in relation to (by criminal information, indictment or otherwise), or convicted of a crime involving breach of trust or moral turpitude or any felony; or (iv) conduct by the Optionee that amounts to gross and willful insubordination or inattention to her duties and responsibilities.
     (b) “Change in Control Transaction” means any one of the following events: (i) the sale of all, or substantially all, of the Company’s consolidated assets in any single transaction or series of related transactions; (ii) the sale or issuance, or series of related sales or issuances, of equity securities of the Company possessing the ordinary voting power (on a fully-diluted basis) to elect or appoint a majority of the Managers to an Independent Third Party or a group of affiliated Independent Third Parties; or (iii) any merger or consolidation of the Company with or into another corporation (regardless of which entity is the surviving corporation) if, after giving effect to such merger or consolidation the holders of the Company’s equity securities (on a fully-diluted basis) immediately prior to the merger or consolidation own equity securities of the surviving or resulting corporation representing less than a majority of the ordinary voting power to elect directors of the surviving or resulting corporation (on a fully-diluted basis).

     (c) “Independent Third Party” means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company’s equity securities on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company’s equity securities and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of the Company’s equity securities.
     (d) “Member” shall refer to the individuals set forth in Exhibit A of the Operating Agreement, as the same may be amended from time to time.

EXHIBIT 1
NOTICE OF EXERCISE
UNIT OPTION AWARD
PURSUANT TO THE GLOBAL WATER RESOURCES, LLC
2008 UNIT OPTION PLAN

Name
Address

Date
Global Water Resources, LLC (or its successor, if applicable)

Attn:

Re:	Exercise of Unit Option
Gentlemen:
     Subject to acceptance hereof by Global Water Resources, LLC (or its successor, as the case may be) (the “Company”) pursuant to the provisions of the Global Water Resources, LLC 2008 Unit Option Plan (the “Plan”) I hereby give notice of my election to exercise options granted to me to purchase                      Common Units of the Company under the Unit Option Award (the “Award”) dated as of                     .
     I have enclosed payment for the applicable purchase price as follows:
☐	by delivery of cash or a certified check for $ for the full purchase price payable to the order of the Global Water Resources, LLC or its successor, as the case may be.

☐	by delivery of the purchase price by , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a certificate for the number of Common Units indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price. NOTE: This choice is only available if and when the Common Units are traded by brokers.
     As soon as the certificate is registered in my name, please deliver it to me at the above address.
     If the Common Units being acquired is not registered for issuance to the Optionee pursuant to an effective registration statement on Form  S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I understand and agree that I may be required to make such additional representations, warranties, covenants, and agreements with the Company as follows:
Exhibit 1 — Page 1 of 3

The Common Units being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Units for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Units and not with a view to, or for resale in connection with, any distribution of the Common Units, nor am I aware of the existence of any distribution of the Common Units;
I am not acquiring the Common Units based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Units but rather upon an independent examination and judgment as to the prospects of the Company;
The Common Units were not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;
I am able to bear the economic risks of the investment in the Common Units, including the risk of a complete loss of my investment therein;
I understand and agree that the Common Units will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;
The Common Units cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;
The Company will be under no obligation to register the Common Units or to comply with any exemption available for sale of the Common Units without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Units;
I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Units is a speculative investment and that any possible profit therefrom is uncertain;
I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;
I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Units hereunder and I am able to bear the economic risk of such purchase; and
Exhibit 1 — Page 2 of 3

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Units of the Company issued to me pursuant to the Award. Acceptance by me of the certificate representing such Common Units shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.
     I understand that the certificates, if any, representing the Common Units being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Award or the Plan.

Very truly yours,

AGREED TO AND ACCEPTED:

GLOBAL WATER RESOURCES, LLC (or its successor, if applicable)

By:
Title:

Number of Common Units
Exercised:

Number of Common Units
Remaining:	Date:
Exhibit 1 — Page 3 of 3

EXHIBIT 2
VESTING SCHEDULE
UNIT OPTION AWARD
PURSUANT TO THE
GLOBAL WATER RESOURCES, LLC
2008 UNIT OPTION PLAN
A.	The Option shall become vested as to a percentage of the Option Units following completion of the years of service as an employee of the Company or an Affiliate after the Grant Date as indicated in the schedule below.

Percentage of Option	Years of Service
Which is Vested	after the Grant Date

0%	Less than 1
25%	1, but less than 2
50%	2, but less than 3
75%	3, but less than 4
100%	4 or more
For purposes of the Vesting Schedule, Optionee shall be granted a year of service for each twelve-consecutive-month period following the Grant Date, and during which Optionee continues, at all times, as an employee of the Company or an Affiliate.

B.	Notwithstanding Item A above, if a Change in Control Transaction occurs when the Optionee is an employee of the Company or an Affiliate, the Option shall become fully vested upon the effective date of such Change in Control Transaction.

C.	Any portion of the Option which is not vested as of the date the Optionee ceases to be an employee of the Company or an Affiliate shall be forfeited.
Exhibit 2